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                                                                   Exhibit 10.12


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made effective as of the 30th day of August, 2004, by and between Splinex Technology Inc., a Delaware corporation with its offices at 550 West Cypress Creek Road, Suite 410, Ft. Lauderdale, Florida 33309 (the "Corporation"), and Michael Stojda, with a residence at 19 Rue Lafford, Kirkland, Quebec, Canada H9J3Y3 (the "Executive").

         WHEREAS, the Corporation desires to retain the Executive in the position described herein, and the Executive desires to assume such position, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, and intending to be legally bound hereby, the Corporation and the Executive agree as follows:

         1. EMPLOYMENT; DUTIES.

                  (a) EMPLOYMENT AND EMPLOYMENT PERIOD. The Corporation will commence the employment of the Executive beginning September 1, 2004 (the "Commencement Date") and shall continue to employ the Executive until September 1, 2007 (the "Initial Term"). Executive's employment shall then automatically renew for subsequent one year periods following the termination of the Initial Term or any subsequent term, unless either party gives written notice to the other at least 90 days prior to the termination of such period of its intent not to extend or renew this Agreement. The Corporation's timely election not to extend or renew this Agreement (in accordance with the this subsection (a)) shall not trigger the severance obligation provided herein. The Initial Term and all subsequent terms are referred to herein as the "Employment Period."

                  (b) OFFICES, DUTIES AND RESPONSIBILITIES. The Executive shall hold the title of Chief Executive Officer ("CEO") and President of the Corporation. The Executive shall report to the Board of Directors of the Corporation (the "Board"). The Executive's office shall be at the Corporation's headquarters at 550 West Cypress Creek Road, Suite 410, Ft. Lauderdale, Florida 33309; provided that, during the Initial Term, the Corporation acknowledges and agrees that Executive will be traveling to and from his family home in Montreal and will, during this period, from time-to-time discharge his duties from such home, as long as such travel (and the discharge of such duties from Montreal) does not materially or unreasonably interfere with his ability to perform his duties hereunder. (To facilitate reasonable business needs to expedite the commencement of Executive's employment hereunder, the Corporation agrees to reimburse the Executive for actual, documented, reasonable expenses for such travel and for lodging in South Florida for the first three months of the Initial Term, not to exceed $3,000 per month.) During the term of this Agreement, the Executive shall serve as a member of the Board.

                  (c) DEVOTION TO INTERESTS OF THE CORPORATION. Except as expressly authorized by the Board, until the effective date of notice of termination of this Agreement by either the Executive or the Corporation or the end of the Employment Period, the Executive shall render his business services solely in the performance of his duties hereunder. The Executive shall use his



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best efforts to promote the interests and welfare of the Corporation.
Notwithstanding the foregoing, it is agreed that Executive may serve as a member of boards of directors of corporate, civic and/or charitable organizations with the prior written consent of the Board, which consent shall not be unreasonably withheld.

         2. BASE COMPENSATION AND FRINGE BENEFITS.

                  (a) BASE COMPENSATION. The Corporation shall pay the Executive a base salary at the rate of $275,000 per year paid bi-monthly at the Corporation's normal payroll intervals, with deduction of such amounts as may be required to be withheld under applicable law and regulations. Annual increases to this base salary shall be as determined by the Board at the beginning of each Fiscal Year of the Corporation, beginning April 1, 2005 (for the 2006 Fiscal
Year); provided, however, that such base salary shall be increased by at least 10% per annum each Fiscal Year of the Employment Period, beginning April 1, 2006 (for the 2007 Fiscal Year); provided further, that the Corporation shall not be obligated to increase the Executive's salary during any severance period. Executive's bases salary, as increased in accordance with the terms of this subsection (a), is referred to herein as "Base Salary."

                  (b) FRINGE BENEFITS. The Executive shall be entitled to eligibility for enrollment in the Corporation's medical, dental and life insurance plans in accordance with the available coverage thereunder. All other benefits generally available to regular full-time employees will be made available to the Executive pursuant to the applicable personnel policies of the Corporation. In addition, the Executive shall receive fringe benefits generally available to other senior executives of the Corporation and approved by the Board. Executive shall be entitled to four (4) weeks paid vacation per year.

                  (c) BONUS COMPENSATION. The Executive shall have an annual target bonus equal to 100% of the Executive's Base Salary ("Target Bonus"). The bonus will be based on achievement of certain Corporation-specific and Executive-specific performance objectives, mutually agreed upon between the Board and the Executive in good faith each Fiscal Year of the Employment Period. If such agreement is not reached in any Fiscal Year, the bonus for such Fiscal Year shall be at least 20% of the Executive's Base Salary. The Executive's bonus for the remainder of Fiscal Year 2005, which ends the last day of March, 2005, will be based on meeting the corporate revenue objectives identified on Schedule I hereto and shall be prorated based on a fraction, the numerator of which is the number of days remaining in the 2005 Fiscal Year starting with the Commencement Date and the denominator of which is 365.

                  (d) PAYMENTS FOR RELOCATION. The Corporation will reimburse the Executive for actual, documented, reasonable costs associated with relocating to Florida, including without limitation transportation of household goods, vehicles and persons, import duties, closing costs, broker fees, and fees for tax preparation and negotiation of this Agreement, not to exceed an aggregate of $45,000. The Executive must relocate to South Florida within 12 months.

                  (e) ADDITIONAL EQUITY COMPENSATION.

                           (1) The Corporation shall grant to the Executive (i) 400,000 shares of outstanding shares of




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         Corporation common stock that shall be subject to a lapsing right of forfeiture which right shall lapse 1/12th per month over the 12 month period beginning with the Commencement Date ("Restricted Stock"), (ii) an option to purchase 2,000,000 of the outstanding shares of the Corporation's common stock which will have an exercise equal to twenty cents ($0.20) per share; and (iii) 1,500,000 of the outstanding shares of the Corporation's common stock, which will have an exercise price equal to fifty cents ($0.50) per share. The grants in (ii) and (iii) are referred to collectively herein as the "Option" or "Options." The parties hereto agree and understand that the Corporation is consummating a merger between the Corporation and Ener1 Acquisition Corporation (the "Merger") and filing a registration statement on Form S-1 with the Securities Exchange Commission and that, on the date the Merger is consummated (the "Issue Date"), a stock split may occur. All references to shares and options in this Agreement assume that the Merger will be consummated and the registration completed and that as a result 100,000,000 shares are issued and outstanding. If for any reason (including without limitation the failure of the Corporation to consummate the Merger or complete the filing) the number of issued and outstanding shares is not 100,000,000, the number of shares underlying the Restricted Stock grant and the Option (along with each Option's exercise price),shall be adjusted accordingly and in accordance with the provisions of subsection (e)(4) herein. The Corporation shall issue the Restricted Stock and the Options as soon as reasonably practicable after the Commencement Date, but in no event later than the earliest to occur of the Issue Date or the date on which the Merger is terminated. For purposes of clarification and to diminish doubt, the granting of Restricted Stock or Options hereunder are not conditioned upon the consummation of the Merger or the successful filing of the S-1 and such grants shall be made by the Corporation (in accordance with the terms hereof) whether or not such Merger is consummated or the S-1 completed.

                           (2) The Option issued pursuant to subsection
         (e)(1)(ii) shall vest 1/36th per month from the Commencement Date. The Option issued pursuant to subsection (e)(1)(iii) shall 100% vest on the first to occur of the Corporation achieving cumulative sales revenues of $50,000,000 or the fifth anniversary of the Commencement Date.

                           (3) Notwithstanding anything contained herein to the contrary, the right of forfeiture on the Restricted Stock shall 100% lapse (vest) and 100% of the then remaining unvested shares subject to the Option will automatically vest upon the occurrence of a Change of Control (as defined at Section 3).

                           (4) Except as specifically provided herein, the Option granted pursuant to subsection 2(e)(1)(ii) above will be granted subject to the terms, definitions and provisions of the Splinex Technology Inc. 2004 Stock Option Plan (the "Option Plan"), and to the extent permissible under Section 422 of United States Internal Revenue Code and to the extent agreed to between Executive and the Board, shall be incentive stock options. The Restricted Stock and all Options granted hereunder shall be also granted pursuant to a restricted stock or stock option agreement mutually agreeable to Executive and the Board. All Restricted Stock and Options issued under this Agreement shall be adjusted for mergers, stock splits, stock spin-offs, reverse stock splits and similar events. All shares subject to issued Restricted Stock or Options granted hereunder will have customary piggyback




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         registration rights to be registered at the time the Corporation registers shares pursuant to the Option Plan and tag-along rights.

         3. CHANGE OF CONTROL DEFINED. The term "Change of Control" means any change in control of the Corporation, including a merger or consolidation of the Corporation with any other entity in which the Corporation is not the surviving Corporation or in any transaction in which persons who are not a majority of the stockholders of the Corporation prior to such transaction acquire the power to appoint a majority of the Corporation's directors; PROVIDED, HOWEVER, that, without in any way limiting the foregoing, a Change of Control shall be deemed to have occurred if:

                  (a) Any "person" (as such term is defined in Sections 13(d)(3) and Section 14(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Corporation, any majority-owned subsidiary of the Corporation, or any compensation plan of the Corporation or any majority-owned subsidiary of the Corporation, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation; provided, however, that an increase in beneficial ownership of one or more of the beneficial owners as of the Commencement Date as reported in the filings of the Corporation with the Securities and Exchange Commission, shall not be deemed a Change of Control;

                  (b) A change in the composition of the Board occurring within a two-year period, as a result of which a majority of the directors are not Incumbent Directors. "Incumbent Directors" (for purposes of this provision, the Executive will be deemed an Incumbent Director) will mean directors who either (i) are members of the Board as of the Commencement Date, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a two-thirds majority of the Board at the time of such election or nomination, or whose election is confirmed by two-thirds of the Board; or

                  (c) The stockholders of the Corporation at any time approve
         (i) a sale, reorganization, merger, or consolidation with respect to which persons who were the stockholders of the Corporation immediately prior to such sale, reorganization, merger, or consolidation do not immediately thereafter own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of the directors of the sold, reorganized, merged or consolidated entity; (ii) a liquidation or dissolution of the Corporation; or (iii) the sale of all or substantially all of the assets of the Corporation.

         4. TRADE SECRETS. The Executive shall not use (except for the benefit of the Corporation while employed hereunder) or disclose to anyone any of the Corporation's trade secrets or other confidential information. The term "trade secrets or other confidential information" includes, by way of example, matters of a technical nature, such as scientific, trade and engineering secrets, "know-how," formulae, secret processes, recipes or machines, inventions, computer programs (including documentation of such programs) and research projects, and matters of a business nature, such as proprietary information about costs, profits, markets, sales, lists of customers, and other information of a similar nature to the extent not available to the public, and



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plans for future development. After termination of this Agreement, the Executive shall not use or disclose trade secrets or other confidential information unless such information (a) becomes a part of the public domain other than through a breach of this Agreement or (b) is disclosed to the Executive by a third party who is entitled to receive and disclose such information.

         5. RETURN OF DOCUMENTS AND PROPERTY. Upon the end of the Employment Period or upon the effective date of notice of the Executive's or the Corporation's election to terminate this Agreement, or at any time upon the request of the Corporation, the Executive (or his heirs or personal representatives) shall deliver to the Corporation (a) all documents and materials containing trade secrets or other confidential information relating to the business and affairs of the Corporation, and (b) all documents, materials and other property belonging to the Corporation, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

         6. DISCOVERIES AND WORKS. (a) All discoveries and works made or conceived by the Executive during his employment by the Corporation, jointly or with others, that relate to the Corporation's activities shall be owned by the Corporation. The term "discoveries and works" includes, by way of example, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings and works of authorship. The Executive shall (i) promptly notify, make full disclosure to, and execute and deliver any documents requested by, the Corporation to evidence or better assure title to such discoveries and works in the Corporation, (ii) assist the Corporation in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all such discoveries and works, and (iii) promptly execute, whether during his employment by the Corporation or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Corporation and to protect its title thereto. Set forth on Schedule II attached hereto is a list of inventions, patented or unpatented, including a brief description thereof, which are owned by the Executive, which the Executive conceived or made prior to his employment by the Corporation and which are excluded from this Agreement.

                  (b) In addition to the above, the Executive shall keep a log of all technical work performed by the Executive for the purposes of the Corporation's evaluation of the technical work and determination of whether such work produces patentable inventions (and for the protection of the Corporation's interest therein. The log shall be the confidential and proprietary property of the Corporation, and the Executive shall keep the log current and available to the Corporation at all times.

         7. TERMINATION; RESIGNATION.

                  (a) PARTIES' RIGHTS TO TERMINATE. The Executive may terminate this Agreement by resignation at any time, upon 90 days' prior written notice (the "Notice Period"), and the Corporation may terminate this Agreement with "cause," as defined below, or without cause upon 90 days' prior written notice. "Cause" shall mean (i) the continued, willful and deliberate failure of the Executive to perform his duties as set forth in this Agreement or as may be reasonably imposed from time to time on the Executive by law (whether or not reasonable) or the Board, provided such duties are consistent with his position, in a manner substantially consistent with the manner



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prescribed by the Board (other than any such failure resulting from incapacity due to physical or mental illness), (ii) the engaging by the Executive in misconduct materially and demonstrably injurious to the Corporation, (iii) the conviction of the Executive for commission of a felony, whether or not such felony was committed in connection with the Corporation's business, or (iv) the circumstances described in Section 8 hereof, in which case the provisions of
Section 8 shall govern the rights and obligations of the parties; provided, however, that the Board shall (x) by two-thirds of the members of the Board, excluding the Executive, make a reasonable determination that the Executive has breached one of the preceding provisions, (y) provide the Executive with an opportunity to cure during the Notice Period any curable breaches referred to in
(i) and (ii) of this subsection and (z) make a final determination that one or more of such provisions have been breached and not cured prior to termination.

                  (b) TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON. In the event the Corporation terminates this Agreement for "cause" or the Executive resigns without "good reason," as defined herein, the Executive's rights hereunder shall cease as of the effective date of such termination, except as otherwise provided in Section 8, and Executive shall be entitled to payment of all amounts of Base Salary, any bonus payments actually earned but unpaid, accrued but unused vacation, reimbursements for appropriate expenses incurred prior to the termination date, and any other amounts payable under Corporation policy or applicable law that are due or accrued as of the termination date.

                  (c) TERMINATION WITHOUT CAUSE OR WITH GOOD REASON. In the event that the Corporation terminates Executive's employment without cause or the Executive terminates his employment for good reason, the Corporation shall pay, or cause to be paid, to the Executive, in addition to any amounts paid or payable under any other agreements between the Corporation and the Executive (but not in duplication of other cash or installment payment severance benefits), (i) an amount equivalent to twelve months of the Executive's Base Salary hereunder, plus (ii) a percentage of Base Salary equal to the percentage of Base Salary paid to the Executive as a bonus for the immediately preceding Fiscal Year (provided that, if Executive's employment terminates on or after a Change of Control, the bonus payable will be the greater of (X) the amount payable as a bonus under this subsection (ii) without regard to this proviso or
(Y) 50% of the Target Bonus for the Fiscal Year in which the termination occurs), plus (iii) payment of the employer's share of any group health insurance under COBRA for the period during which severance is paid. The amounts in (i) and (ii) above shall be paid in installments at the Corporation's normal payroll intervals, with deduction of such amounts as may be required to be withheld under applicable law and regulations, during the twelve month period following the termination date. The Executive shall not be required to mitigate the amount of any payment provided for in this Subsection (c) by seeking other employment or otherwise. In addition, all Restricted Stock and Options and any other option or restricted stock granted to Executive, except any Option granted under Section 2(e)(1)(iii) or other option or restricted stock which vests upon any condition other than the passage of time, shall vest immediately.

                  (d) Good reason means (i) a Change of Control; (ii) a reduction of the Executive's duties, title (including failure of Executive to be the President or CEO of the Corporation), position, reporting status, or responsibilities; (iii) a reduction by the Board of the Executive's Base Salary as in effect immediately prior to such reduction; (iv) relocation of the




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Corporation's principal place of business after the Executive relocates to South
Florida; or (v) a material breach by the Company of this Agreement. The Corporation shall have the ability to cure any action that constitutes good reason in (d)(ii)-(iv) herein during the Notice Period.

         8. DISABILITY; DEATH. (a) If, prior to the expiration or termination of the Employment Period, the Executive shall be unable to substantially perform his duties by reason of disability or impairment of health for at least three consecutive calendar months, the Corporation shall have the right to terminate this Agreement by giving written notice to the Executive to that effect, but only if at the time such notice is given such disability or impairment is still continuing. After giving such notice, (i) the Employment Period shall terminate with the payment of the Executive's base compensation for the month in which notice is given and the payment of a PRO RATA portion of any bonus that would have been payable to Executive under Section 2(c) had he not become disabled,
(ii) the Restricted Stock and all unvested Options (and any other option or restricted stock granted to him) will vest in full on the effective date of termination and (with respect to the Option or any option) expire 6 months after the effective date of termination, and (iii) all of the Executive's benefits under this Agreement shall terminate, except that the Executive shall receive such accidental disability benefits to which the Executive may be entitled under the plans of the Corporation then in effect. In the event of a dispute as to whether the Executive is disabled within the meaning of this Section 8(a), either party may from time to time request a medical examination of the Executive by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall establish a presumption as to whether the Executive has become disabled and the date when such disability arose. Such presumption shall become binding and conclusive upon the parties unless, within 20 days of the date of receipt of such written medical opinion, the party disputing such opinion provides a contrary written medical opinion from two doctors appointed by the same Chief of Staff which appointed the first doctor, in which event the opinions of the latter two doctors shall become binding and conclusive upon the parties. The cost of any such medical examinations shall be borne by the Corporation, except that the Executive shall bear the cost of any medical examinations sought in order to rebut a presumption of disability.

                  (b) If, prior to the expiration or termination of the Employment Period, the Executive shall die, the Corporation shall pay to the Executive's estate (or to the revocable living trust previously specified by the Executive) his base compensation through the end of the month in which the Executive's death occurred and a PRO RATA portion of any bonus (if any) that would have been payable to the Executive under Section 2(c) had his death not occurred, at which time the Employment Period shall terminate without further notice. In addition, (i) the Restricted Stock and all unvested Options (and any other option or restricted stock granted to him) will vest in full on the date of death and all Options (and any other option) granted to him will expire 6 months after the date of death, and (ii) all of the Executive's benefits under this Agreement shall terminate, except that the Executive's estate shall receive such accidental death benefits to which the Executive may be entitled under the plans of the Corporation then in effect.

                  (c) Nothing contained in this Section 8 shall impair or otherwise affect any rights and interests of the Executive under any compensation plan or arrangement of the Corporation which may be adopted by the Board.



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         9. NON-COMPETION/NON-SOLICITATION. (a) During the term of this
Agreement and for a period of one year following the termination of this Agreement, the Executive will not compete, directly or indirectly, with the Corporation, or any of its parent corporations, subsidiaries or affiliates, in the businesses of the Corporation, including, without limitation, the Corporation's software businesses. Such restriction shall include, but not be limited to, ownership (direct or indirect, including without limitation by a member of the Executive's family) of any interest in a business that is in competition (as described above) with the Corporation, and being an officer, shareholder, director, executive or contractor of or consultant to any such business, whether or not for compensation; provided that, the foregoing shall not prohibit Executive from owning five percent (5%) or less of the outstanding equity securities of any corporation or entity, nor shall it prohibit him from owning any interest, whether as a creditor or stockholder, in the Corporation. The Executive further agrees that, during the above period, he will not, in any capacity, except in connection with the performance of services hereunder, either separately, jointly or in association with others, directly or indirectly solicit or contact, with regard to a business competitor of the Corporation, any of the Corporation's agents, suppliers, customers or prospects, as shown by the Corporation's records, that were agents, suppliers, customers or prospects of the Corporation at any time during the year immediately preceding the termination of employment hereunder, where the purpose of such solicitation or contact is to compete with, or is intended to compete with, the Corporation. The Executive further agrees that, during the above period, he will not, in any capacity, either separately, jointly or in association with others, directly or indirectly, solicit any of the Corporation's executives, employees, or consultants.

                  (b) If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowed under the applicable law. The Executive expressly agrees that breach of the foregoing would result in irreparable injuries to the Corporation, that the remedy at law for any such breach will be inadequate and that upon breach of this provision, the Corporation, in addition to all other available remedies, shall be entitled as a matter of right to seek injunctive relief in any court of competent jurisdiction.

         10. ENFORCEMENT. The Executive agrees that the Corporation's remedies at law for any breach or threat of breach by him of the provisions of Sections 4, 5, 6 and 9 hereof will be inadequate, and that the Corporation shall be entitled to an injunction or injunctions (and temporary restraining orders and preliminary injunctions, as the case may be) to prevent breaches of the said provisions and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which the Corporation may be entitled at law or equity.

         11. SEVERABILITY. Should any provision of this Agreement be determined to be unenforceable or prohibited by any applicable law, such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition without invalidating the balance of such provision or any other provision of this Agreement, and any such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.



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

         12. ASSIGNMENT. The Executive's rights and obligations under this Agreement shall not be assignable by the Executive. The Corporation's rights and obligations under this Agreement shall be assignable by the Corporation, including as incident to the transfer, by merger or otherwise, of all or substantially all of the business of the Corporation. In the event of any such assignment by the Corporation, all rights of the Corporation hereunder shall inure to the benefit of the assignee.

         13. NOTICES. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered or mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail. Unless otherwise changed by notice, notice shall be properly addressed to Executive if addressed to:

                           Michael Stojda
                           19 Rue Lafford
                           Kirkland, Quebec, Canada H9J3Y3
with a copy to:
                           Peter J. Marathas, Jr.
                           Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. One Financial Center
                           Boston, MA  02111
                           Facsimile: (617) 348-1788

and properly addressed to the Corporation if addressed to:

                           Kevin P. Fitzgerald
                           Director
                           Splinex Technology, Inc.
                           550 West Cypress Creek Road, Suite 410
                           Ft. Lauderdale, Florida 33309
                           Facsimile: (954) 660-6561

with a copy to:
                           Curtis A. Wolfe
                           General Counsel
                           Splinex Technology, Inc.
                           550 West Cypress Creek Road, Suite 410
                           Ft. Lauderdale, Florida 33309
                           Facsimile: (954) 229-7595

         14. AWARD TO PREVAILING PARTY IN DISPUTE. In the event either of the parties to this Agreement commences any action or proceeding arising out of, or relating in any way to, this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded to such party, his or its costs, expenses and reasonable attorneys' fees.

         15. ADDITIONAL DOCUMENTS TO BE EXECUTED BY THE EXECUTIVE. The obligations of the Corporation under this Agreement shall be subject to the execution and delivery, by the Executive, of the Corporation's Business Code of Conduct, and other standard in-processing documentation



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normally required of all incoming employees. The obligations of the Executive thereunder shall be additive and complementary to the Executive's obligations hereunder.

         16. INDEMNIFICATION. Executive shall be eligible for indemnification to the fullest extent permitted under the Corporation's by-laws and covered by directors and officers insurance coverage and indemnifications for acts and omissions in accordance with the Corporation's applicable policies.

         17. MISCELLANEOUS. This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Florida. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement effective as of the day and year first above written.

SPLINEX TECHNOLOGY INC.                     EXECUTIVE



By:
    ---------------------------------       ------------------------------------
Name:  Kevin P. Fitzgerald                  Michael Stojda
Title: Director





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